Exhibit No. 32.1

Certification Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report of Claire Coast Corporation (the “Company”) on Form 10-Q for the period ending June 30, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Barry A. Ginsberg, Chief Executive and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.)   the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: September 15, 2008	By:	/s/ Barry A. Ginsberg
Barry A. Ginsberg Chief Executive Officer, Chief Financial Officer

____________________________

This  certification  accompanies  the  Report  pursuant  to  Section  906 of the Sarbanes-Oxley  Act of 2002 and  shall not be deemed  filed by the  Company  for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

A signed  original of this written  statement  required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the  electronic  version of this written  statement required by Section 906,  has been  provided to the Company and will be retained by the Company and furnished to the  Securities  and Exchange  Commission or its staff upon request.